BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090403

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20190167390-48
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 04/17/2019 8:00 AM
	Entity Number E0341392009-0

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

DelMar Pharmaceuticals, Inc.

2. Description of the original document for which correction is being made:

The Articles of Incorporation

3. Filing date of the original document for which correction is being made: 06/24/2009

4. Description of the inaccuracy or defect:

The statement vesting authority in the board of directors to prescribe the classes, series and the number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of stock was inadvertently omitted from the Articles of Incorporation.

5. Correction of the inaccuracy or defect:

The following provision is added to Article 3 of the Articles of Incorporation:

Pursuant to NRS 78.195, the board of directors is vested with the authority to prescribe the classes, series and the number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of stock.

6. Signature:

X (signature)
Authorized Signature

Title * CFO

Date April 16, 2019

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.